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                                                                     Exhibit 2.2

                                 FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is
                                                                 ---------
made and entered into as of July 10, 2001, by and among Southwest Sports Television, L.P., a Texas limited partnership ("Seller"), Telemundo of Dallas,
                                                ------
LP, a Delaware limited partnership ("Purchaser"), Telemundo of Dallas License
                                     ---------
Corp., a Delaware corporation ("Telemundo Licensee"), and Telemundo
                                ------------------
Communications Group, Inc., a Delaware corporation ("Parent" and, together with
                                                     ------
Purchaser and Telemundo Licensee, the "Purchasing Parties").
                                       ------------------

         WHEREAS, Seller and the Purchasing Parties entered into an Asset Purchase Agreement dated as of June 25, 2001 (the "Purchase Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase and acquire from Seller certain of Seller's assets used, or held for use, in connection with the operation of commercial broadcast television station KXTX--TV, Dallas, Texas and commercial digital broadcast television station
KXTX--DT, Dallas, Texas, all on the terms and conditions set forth therein; and

         WHEREAS, each of Seller and the Purchasing Parties desire to amend the Purchase Agreement in certain respects.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment. Exhibit A to Schedule 1.1(b) of the Purchase Agreement is
        ---------
hereby amended by deleting such Exhibit A to Schedule 1.1(b) in its entirety and substituting in its place Exhibit A attached hereto.

     2. Counterparts. This Amendment may be executed in any number of
        ------------
counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.

     3. Effect; Governing Law. Except as specifically amended by this Amendment,
        ---------------------
the Purchase Agreement shall remain in full force and effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without regard to the conflicts-of-law principles thereof).

                                    * * * * *

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                     SOUTHWEST SPORTS TELEVISION, L.P.

                     By:  SSG Partnership Holdings LLC, its general partner

                     /s/ Joseph B Armes
                     --------------------------------------------
                     Joseph B. Armes, Executive Vice President


                     TELEMUNDO COMMUNICATIONS GROUP, INC.


                     /s/ Glenn A. Dryfoos
                     --------------------------------------------
                     Glenn A. Dryfoos, Senior Vice President and General Counsel


                     TELEMUNDO OF DALLAS, LP
                     By:  Telemundo of Dallas Holdings, LLC, its general partner


                     /s/ Glenn A. Dryfoos
                     --------------------------------------------
                     Glenn A. Dryfoos, Senior Vice President and General Counsel


                     TELEMUNDO OF DALLAS LICENSE CORP.


                     /s/ Glenn A. Dryfoos
                     --------------------------------------------
                     Glenn A. Dryfoos, Senior Vice President and General Counsel